Exhibit 10.7
Ixia
Compensation of Named Executive Officers as of December 31, 2016
The executive officers of Ixia (the “Company”) who were named in the Summary Compensation Table in the Proxy Statement for the Company’s 2016 Annual Meeting of Shareholders and who were serving as executive officers of the Company on December 31, 2016 are referred to herein as the “Named Executive Officers.” The Named Executive Officers are generally “at will” employees and do not have written or oral employment agreements with the Company except as otherwise noted below. Set forth below is certain information regarding the compensation of the Named Executive Officers as of December 31, 2016.
Base Salary

The annual base salaries for the Named Executive Officers as of December 31, 2016 were as follows:
Named Executive Officer	Annual Base Salary as of December 31, 2016

Bethany Mayer	$690,000
President and Chief Executive Officer(1)

Brent Novak	400,000
Chief Financial Officer(2)

Errol Ginsberg	560,000
Chief Innovation Officer(3)

Dennis Cox	380,000
Chief Product Officer

In connection with her appointment as the Company’s President and Chief Executive Officer in August 2014, the Company and Ms. Mayer entered into an employment offer letter agreement. The offer letter agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2014.

(2)
In connection with his appointment as the Company’s Acting Chief Financial Officer in August 2014, the Company and Mr. Novak entered into a letter agreement setting forth certain compensation and benefits payable to Mr. Novak. The letter agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 5, 2014.

(3)	The Company also typically pays the monthly lease payments and fuel expenses for a car that is used by Mr. Ginsberg for both business and personal use.

Bonus
As of December 31, 2016, Ms. Mayer and Messrs. Novak, Ginsberg, and Cox were eligible to participate in the Company’s 2016 Senior Officer Bonus Plan, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 25, 2016.

Equity Incentives
As of December 31, 2016, the Named Executive Officers were eligible to participate in the Company’s equity-based incentive compensation plans, including the Company’s:

(i)	Second Amended and Restated Ixia 2008 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 25, 2013); and
(ii)	2010 Employee Stock Purchase Plan, as amended (filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed with the Commission on August 11, 2011).
Officer Severance Plans
As of December 31, 2016, Ms. Mayer and Messrs. Novak and Cox were eligible to receive general severance and change in control severance compensation under the Ixia Officer Severance Plan (As Amended and Restated effective February 12, 2016) (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 6, 2016), as amended by Amendment No. 1 thereto dated January 29, 2017 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 1, 2017).
As of December 31, 2016, Mr. Ginsberg was eligible under certain circumstances to receive general severance and change in control severance compensation under the Ixia Officer Severance Plan effective September 1, 20001, as amended by Amendment No. 1 thereto dated December 31, 20082, Amendment No. 2 thereto dated March 22, 20113, Amendment No. 3 thereto dated December 21, 20124, and Amendment No. 4 thereto dated January 29, 20175.

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